                                                                  Exhibit 10.68

                             HANGAR AND OFFICE LEASE

     1. PARTIES. This Hangar and Office Lease ("Lease") is made by and between AMR Combs, Inc. (hereinafter "LESSOR"), a Delaware corporation, being the owner and operator of a fixed base operation at Indianapolis, Indiana, (doing business as "AMR Combs Indianapolis"), and Chautauqua Airlines, having a mailing address of 2500 S. High School Rd. Suite 160, Indianapolis IN 46241 (hereinafter "LESSEE").

     2. LEASED SPACE. LESSOR hereby leases to LESSEE and LESSEE accepts from LESSOR, for the Term and upon the terms and conditions set forth in this Lease, the following space in LESSOR's fixed base operation at Indianapolis, Indiana (collectively referred to as the "Leased Space':

          30,398 useable square feet of office, shop and ramp space (the Space"), more particularly described in the diagram attached hereto as Exhibit A- 1; and

          Dedicated space in LESSOR's Hangar #2 more particularly described in Exhibit A-2 (the "Hangar Space") to park LESSEE's VARIOUS AIRCRAFT.

     3. TERM. The Initial Term of this Lease shall commence on JANUARY 1ST 1999. and end on DECEMBER 31ST 2001. unless sooner terminated or extended as hereinafter provided.

     4. HOLDING OVER. Should LESSEE remain in the Leased Space at the expiration of the Initial Tern, or renewal terns as applicable, and LESSOR assents thereto, this Lease shall automatically continue in force on a month-to-month basis in accordance with the same terms and conditions herein as applicable. Should LESSEE remain in the Leased Space after such expiration of the Initial Terns, renewal term, or such other mutually agreed term, after receipt of LESSOR'S written demand to vacate, the monthly rental shall increase sixty days after the date of demand to vacate to one hundred and fifty (150) percent the monthly rental as in effect for the last month of the immediately preceding Initial Term, renewal tern or mutually agreed term as applicable. Notwithstanding the foregoing, this Lease may be terminated as herein provided or as otherwise under law, which rights of LESSOR shall not be prejudiced hereby.

     5. RENT. Effective JANUARY 1. 1999, LESSEE agrees to pay to LESSOR at AMR Combs, Indianapolis, ATTN: Accounts Payable Department, or at such other place as LESSOR may hereafter notify LESSEE in writing, rental of 18,400.00 per month for the Space, payable in advance on the first day of each month during the Initial Term of this Lease, time being of the essence. Effective upon the first day of each annual renewal, the monthly rental shall be increased by 5 percent. (SEE ADDENDUM #1 for rent structure and future leased space).

NOTE: HANGAR RENT EFFECTIVE 1/1/99 $17,000.00 PER MONTH. RAMP SPACE RENT EFFECTIVE UPON OCCUPATION $1,400.00 PER MONTH.

Hangar and Office Lease
Page 2

     6. USE. The Space shall be used for general use. The Hangar Space shall be used exclusively for storage and maintenance of Various aircraft and maintenance equipment owned or operated by LESSEE (the "Aircraft"). 'The Hangar Space shall be maintained by LESSEE in a neat and orderly condition in compliance with all laws, rules and regulations and LESSEE shall prevent same from becoming hazardous or unsightly. LESSEE shall conduct its business in a manner that does not interfere with LESSOR'S or other person's use of the area surrounding the Leased Space.

     7. UTILITIES. LESSOR agrees at its expense to supply electric power, gas and water as may be reasonably required for the Leased Space, but in no event shall LESSOR be liable or responsible for damages of any kind whatsoever resulting from failure, shortage or stoppage of the supply thereof, unless due to the negligence of LESSOR, its employees, agents and invitees. If interruption is in excess of five (5) days, rent shall be equitably abated to the extent that LESSEE is deprived of the use of the Leased Space.

     8. MAINTENANCE AND REPAIR. LESSOR agrees, at its expense, to maintain the structural soundness of the buildings upon the Leased Space and to maintain and repair the mechanical, electrical, plumbing and heating, ventilation and air conditioning systems; provided that LESSEE shall reimburse LESSOR for the cost of any maintenance and repairs occasioned by the negligent or intentional acts of LESSEE, its employees, agents and invitees. LESSOR shall also make all repairs, alterations or additions required to be made by any governmental authority having jurisdiction, except to the extent resulting from LESSEE's exclusive use of the premises which is different in nature from the customary uses of the Lessor's fixed base operations. LESSOR shall be liable for damages sustained by LESSEE resulting from the failure of LESSOR to make any of said repairs; provided, however, that LESSOR shall not be liable for any incidental or consequential damages, or lost revenues or profits, sustained by LESSEE resulting front the failure of LESSOR to make any said repairs. LESSOR shall keep the sidewalks, corridors, stairways and all other means of ingress and egress for the Leased Space and all common areas, parking areas and facilities and public portions of the Leased Space in good repair and in a clean and safe condition, free of any accumulation of debris. LESSOR shall, at its cost, provide janitorial services for the Hangar Space, including the restrooms.

LESSEE agrees that it will keep and maintain the Leased Space in a similar condition and state of repair as received at the commencement of this Lease, reasonable wear and tear and casualty damage not caused or contributed to by LESSEE excepted, at LESSEE's own expense. LESSEE will not permit the undesirable accumulation of trash or other undesirable material in or around the Leased Space. LESSEE shall at its expense, provide janitorial services for the Office Space.

     9. HAZARDOUS MATERIALS. LESSOR hereby represents, warrants and agrees that
(i) all operations or use of the Leased Space or any portion thereof (except LESSOR shall not be responsible for the operations or use of LESSEE) shall at all times

Hangar and Office Lease
Page 3

during the Term be in full compliance with all laws then governing Hazardous Materials, and (ii) as to any Hazardous Material discovered in, on, under or about the Leased Space during or after the Term (which hazardous material was not released by any act or omission of LESSEE), required to be remediated under applicable laws or standards governing the health and safety of LESSEE's employees or invitees, LESSOR shall at its sole expense (a) promptly commence and diligently prosecute to completion remediation thereof in compliance with all laws; and (b) indemnify, defend and hold LESSEE harmless from all claims and damages asserted by any governmental agency or by adjacent and successor landowners or other lessees or third parties arising therefrom. The foregoing indemnification and responsibilities of LESSOR shall survive the termination or expiration of this Lease. With respect to any Hazardous Material released by an act or omission of LESSEE and discovered in, on, under or about the Leased Space during or after the Term, LESSEE agrees to indemnify, defend and hold LESSOR harmless from all claims and damages asserted by any governmental agency or by adjacent and successor landowners or other lessees or third parties arising therefrom; provided, that, LESSEE shall not in any event be required to indemnify, defend or hold LESSOR harmless for decontamination or other cleanup of its Leased Space unless and to the extent required in respect of oil or other Hazardous Materials released by an act or omission of LESSEE and LESSEE shall not be liable to or be required to indemnify LESSOR for claims and damages arising merely as a result of LESSEE'S status as a tenant, occupant or operator of the Leased Space.

"Hazardous Material" shall mean any hazardous, explosive, radioactive or toxic substance, material or waste which is regulated by any federal, state or local governmental authority, including any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant," under any law, (ii) petroleum or any petroleum derivative, (iii) any flammable explosive, (iv) any asbestos, asbestos containing material or "resumed asbestos containing material".

     10. DELIVERY OF POSSESSION. Actual possession of the Leased Space shall be delivered by LESSOR to LESSEE free and clear of all tenancies and occupancies, broom clean, and in good order and condition.

     11.A. DEFAULT BY LESSEE. Should LESSEE default in the payment of any rent or other monies required hereunder to be paid by LESSEE, as and when the same become due, or should LESSEE default in the performance of any other covenant of this Lease, LESSOR may, after twenty (20) days' written notice to LESSEE of any such default in the payment of rent or other monies, or after thirty (30) days' written notice to LESSEE of default in the performance of any other covenant by LESSEE, if such default or other violation shall not have been corrected or cured during such 20-day or 30-day period (or if the default is of such a nature that it cannot be cured in the stated cure period and LESSEE shall not be actively engaged during such period in attempting to correct or cure same), terminate this Lease, re-enter and take possession of the Leased Space and relet the same or any part thereof on such terms, conditions and rentals as LESSOR may deem proper. In such event, LESSOR shall apply the proceeds that may

Hangar and Office Lease
Page 4

be collected from any such reletting, less the reasonable expense of doing so, against the rent and other sums to be paid by LESSEE and hold LESSEE for any balance that may be due under this Lease. LESSOR shall also retain all other rights and remedies under law with respect to LESSEE's default.

     11.B. DEFAULT BY LESSOR shall default in the performance of any material covenant or agreement hereunder, LESSEE may, after thirty (30) days' written notice to LESSOR of default in the performance of any material covenant or agreement by LESSOR, if such default shall not have been corrected or cured during such period (or, if the default is of such nature that it cannot, in the exercise of reasonable diligence, be cured within the applicable cure period, and LESSOR shall not be actively engaged in correcting or curing same), perform any material covenant or agreement and shall offset the amounts spent to cure LESSOR's default from LESSEE's rent. LESSEE shall also retain all other rights and remedies under law with respect to LESSOR's default, including but not limited to the right to terminate the Lease.

     12. ALTERATION ND INSTALLATION A REMOVAL OF EQUIPMENT. LESSEE may, from time to time, make, at its own expense, such interior non-structural changes, improvements, alterations and additions to the Leased Space as proposed to and approved in writing by LESSOR. Any changes, improvements, alterations or additions affecting the exterior of the Leased Space or the structural parts thereof or of the Hangar Space, shall only be made after LESSEE shall have obtained the written consent of LESSOR. In addition, LESSEE shall have the right, from time-to-time, to install, at its own costs and expense, in any reasonable manner, such office or other equipment, fixtures and furnishings, including without limitation, self-standing partitions, shelving, cabinets and safes, as it may require for the conduct of its business, so long as they are not attached or affixed to the walls or other structures of the Leased Space and do not cause any damage thereto. All such equipment, fixtures and furnishings shall be and remain the property of LESSEE, and may be removed by LESSEE upon the termination of this Lease, or within thirty (30) days after the expiration of the Initial Term hereof; or any time prior thereto; provided, however, that any damage to the Leased Space caused by such removal (excluding redecoration) shall be repaired by LESSEE. Any such items not removed by LESSEE within such thirty (30) day period shall be deemed abandoned by LESSEE and, at LESSOR's option, be removed by LESSOR and the related expenses shall be chargeable to LESSEE, or shall become the property of LESSOR

     13. ASSIGNMENT AND SUBLEASING. LESSEE shall not assign this Lease or sublet the Leased Space or portion thereof without the prior written consent of LESSOR. Notwithstanding the foregoing, LESSEE may, without LESSOR's prior written consent, assign this Lease or sublet all or a portion of the Leased Space to any wholly-owned subsidiary of LESSEE or to any corporation which may be the successor-in-interest of LESSEE by reason of any merger or consolidation.

Hangar and Office Lease
Page 5

     14. INSURANCE

          (a) LESSOR is not a guarantor or insurer of the Aircraft, its components or any other property owned by LESSEE, or for which LESSEE is responsible. LESSEE currently maintains and will maintain at its expense at all times during the term of this Lease, a policy or policies of all risk property insurance, including hull coverage on the Aircraft. LESSEE shall be responsible for determining the limits of such insurance from time-to-time. The policy or policies of property insurance shall be endorsed to include a waiver of subrogation in favor of LESSOR.

          (b) LESSEE, at its expense, shall procure and maintain in force, throughout the term of this Lease and during any additional period that it occupies the Leased Space, a policy of public liability insurance, including broad form contractual coverage, with limits of at least One Million Dollars ($1,000,000.00) per occurrence combined single limit for death, bodily injury or damage to or loss of property. Prior to the effective date hereof, and at least annually thereafter, LESSEE shall cause the insurance carrier to mail a certificate of such insurance to AMR Combs, Inc., 8001 Lemmon Avenue Dallas, Texas 75209 ATTN: Contract Administration.

          (c) LESSOR shall keep the buildings on the Leased Space and other structures (including all improvements, alterations, additions and changes thereto) including, without limitation, the Leased Space demised to LESSEE hereunder, insured against damage or destruction by fire and the perils commonly covered under an extended coverage endorsement to the extent of the full insurable value thereof. LESSOR shall be responsible for determining the amount of fire and extended coverage insurance to be maintained, but warrants that such an amount will be equal to not less than full replacement cost.

          (d) LESSOR shall also maintain throughout the term of this Lease:
(i) comprehensive public liability insurance against claims on account of bodily injury, death or property damage incurred upon any part of the Leased Space or the common facilities, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence in respect to bodily injury or death, and not less than Two Hundred Thousand Dollars ($200,000.00) per occurrence in respect to property damage, and (ii) Hangarkeeper's and Legal Liability Insurance in an amount not less than Twenty Million Dollars ($20,000,000) for each Aircraft and Fifty Million Dollars ($50,000,000) per occurrence. LESSOR shall cause the insurance carrier to mail a certificate of such insurance to LESSEE at the address provided in Section 23 hereof.

          (e) LESSOR shall maintain through the term of this Lease such Hangarkeeper's and Legal Liability insurance, and Lessee shall maintain throughout the term of this Lease, hull coverage insurance with respect to the Aircraft. To the extent that the Aircraft or other personal property of LESSEE is damaged, the parties agree to look

Hangar and Office Lease
Page 6

to the insurance of the party responsible for such damage. In the event there is a dispute as to which party is responsible for such damage to the Aircraft, then each party shall submit such claim to its respective insurance company for adjustment.

     15. CASUALTY. If the Leased Space shall be destroyed or damaged by fire or arty other casualty to such an extent that the same cannot be restored to tenantable condition in LESSOR'S sole opinion within one hundred and twenty
(120) days from the date of such destruction or damage, then either party hereto may termite this Lease as of the date of such destruction by notice given to the other party not later than thirty (30) days subsequent to the date of such destruction or damage, and the rent and other charges payable by LESSEE hereunder shall abate as of the date of destruction or damage. In the event of any destruction or damage to the Leased Space not resulting in the termination of this Lease as hereinabove provided, the Leased Space shall be promptly repaired by and at the expense of LESSOR and, until such repairs shall have been completed, the rent herein reserved shall be equitably abated from the date of such destruction or damage in the proportion and to the extent that the Leased Space is unusable. Unreasonable delay in excess of sixty (60) days on the part of LESSOR in commencing or carrying out repairs following destruction or damage shall entitle LESSEE to terminate this Lease as of the date of such destruction or damage.

     16. INDEMNITY.

          (a) LESSEE agrees to indemnify, defend, release and hold harmless LESSOR, its parent, subsidiaries, affiliates, directors, officers, employees and agents for and from any and all liabilities, claims, causes of action, fines, penalties, damages, expenses (including reasonable attorney's fees and related expenses) or demands arising out of or related to the occupancy, use, or control of the Leased Space by LESSEE, its directors, officers, employees, licensees and invitees, including, but not limited to, injury to or death of persons, or damage to property, except to the extent that such liability, claim or demand results from the negligence, contractual breach or other fault of LESSOR. In any event, LESSEE shall not he liable for consequential, incidental or economic damages. LESSEE shall not be liable or responsible to LESSOR, its officers, employees, agents or representatives for any loss or damage to any property, or death or injury of any person occasioned by: theft, fire, except to the extent that any fire results from negligence, contractual breach or other fault of LESSEE, acts of God, acts of any governmental body or authority, acts of the public enemy, injunction, riot, strike, insurrection, war, acts or omissions of other tenants or other persons in or around the Leased Space, or any other matter beyond the control of LESSEE. LESSEE's foregoing indemnity obligation shall survive the expiration or termination of this Lease.

          (b) LESSOR agrees to indemnify, defend, release and hold harmless LESSEE, its parent, subsidiaries, affiliates, directors, officers, employees and agents for and from any and all liabilities, claims, causes of action, fines, penalties, damages, expenses (including reasonable attorney's fees and related expenses) or demands arising out of or resulting from the negligence or other fault of LESSOR, its directors, officers, or

Hangar and Office Lease
Page 7

employees, including, but not limited to, injury to or death of persons, or damage to property, except to the extent that such liability, claim or demand results from the negligence, contractual breach or other fault of LESSEE. In any event, LESSOR shall not be liable for consequential, incidental or economic damages. LESSOR shall not be liable or responsible to LESSEE, its officers, employees, agents or representatives for any loss or damage to any property, or death or injury of any person occasioned by: theft, fire, acts of God, acts of any governmental body or authority, acts of the public enemy, injunction, riot, strike, insurrection, war, acts or omissions of other tenants or other persons in or around the Leased Space, or any other matter beyond the control of LESSOR LESSOR's foregoing indemnity obligation shall survive the expiration or termination of this Lease.

     17. SUBJECT TO THE AIRPORT LEASE. LESSEE acknowledges and agrees that this Lease shall be in all respects subject and subordinate to the consent and agreement of the Master Lease between LESSOR and the 1NDIANAPOLIS AIRPORT AUTHORITY (and the underlying lease referenced therein) governing the Leased Space, and any extension, modification, or amendment thereof ("Master Agreement"). In the event that the Master Lease Agreement is cancelled or terminated, the tern, of the Lease shall automatically terminate simultaneously therewith and neither LESSOR nor LESSEE shall have any further liability hereunder, except that liability, if any, accruing pursuant to those sections of this Lease that expressly survive termination or expiration of this Lease.

     18. COMPLIANCE WITH REGULATIONS. LESSOR represents and warrants that the Leased Space currently complies with all federal, state and local laws, statutes, regulations and orders with respect to LESSEE's anticipated use of the space. LESSEE shay conduct its business at the Leased Space in accordance with all federal, state, county and municipal laws and ordinances, and all rules, regulations and orders of any duly constituted authority, present or future, affecting the Leased Space, irrespective of the nature of the work, if any, required for such compliance. LESSEE, its employees, agents, representatives and invitees, agree to abide by the Rules and Regulations of LESSOR, a copy of which is attached hereto, which may be hereafter amended by LESSOR No fuel shall be brought by LESSEE onto the Leased Space for the fueling of any aircraft.

     19. TOWING. LESSOR shall not provide towing or tractor services in and around the Hangar and the terminal ramp.

     20. SIGNAGE Any and all signs affixed to the interior or exterior of the Leased Space shall be subject to written approval by LESSOR. LESSOR shall provide sufficient signage on the exterior of the building to inform visitors of the location of Leased Space,

     21. QUIET POSSESSION. LESSOR represents and warrants that it has full right and lawful authority to enter into this Lease and the undersigned have corporate authority to act on its behalf. LESSEE, upon paying the rent and observing the covenants

Hangar and Office Lease
Page 8

of this Lease, shall and may lawfully and quietly hold and enjoy the Leased Space, together with all appurtenances and rights appertaining thereto, during the term hereof without hindrance, ejection, molestation or interruption.

     22. TAXES AND ASSESSMENTS. LESSEE shall pay all taxes and assessments with respect to its personal property and any other taxes, assessments, etc. levied against LESSEE arising from or relating to LESSEE's occupancy, use or control of the Leased Space.

     23. CONDEMNATION. If the Leased Space or any part thereof shall be taken in any proceeding by any public authority by condemnation or otherwise, or be acquired for public or quasi-public purposes, LESSEE shall have the option of terminating this Lease as of the date of such taking by notice given to LESSOR not less than thirty (30) days subsequent to the date on which LESSEE shall have been deprived of possession of the part so taken and the rent and other charges payable by LESSEE shall be adjusted as of such date of condemnation. In the event that only a portion of the Leased Space shall be so taken and LESSOR and LESSEE mutually agree, then LESSOR shall restore the Leased Space to a condition substantially similar to that existing before such taking, and the rent payable hereunder shall be reduced in the same proportion that the amount of floor space in the Leased Space is reduced by such taking.

     24. NOTICES. Notice required or permitted to be given by either party to the other shall be in writing and delivered either in person to the other party by overnight delivery with proof of receipt, or by United States certified mail, return receipt requested, postage fully prepaid, to the address set forth hereinafter, or to such other address as either party may designate in writing and deliver as herein provided:

       If to LESSOR:            AMR Combs Indianapolis
                                P.O. Box 51568
                                Indianapolis, IN 46251
                                ATTN: General Manager

       With a Copy to:          AMR COMBS, INC.
                                8001 Lemmon Avenue
                                Dallas, Texas 75209
                                ATTN: Contract Administration

       If to LESSEE:            Chautauqua Airlines, Inc.
                                Box 160, 2500 S. High School Rd.
                                Indianapolis, IN 46241

All such communications shall be deemed given on the date of hand-delivery or three days after first class mailing. LESSOR shall promptly notify LESSEE of any change in the address of LESSOR and of any change in the ownership of the Leased Space, giving

Hangar and Office Lease
Page 9

LESSEE the name and address of the new owner and instructions regarding the payment of rent.

     25. MODIFICATION OF AGREEMENT The terms, covenants and conditions hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of the change, modification or discharge is sought, or by its agent. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall .not constitute a waiver or relinquishment for the future of any such term, covenant or condition.

     26. SUCCESSORS OR ASSIGNS. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of LESSOR and LESSEE and their respective executors, administrators, heirs, legal representatives, successors and assigns.

     27. HEADINGS. The headings herein contained are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease or in any way affect the terms and provisions hereof.

     28. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPALS THEREOF.

     29. COMPLETE AGREEMENT. This Lease contains the complete expression of the agreement between the parties with respect to the subject matter herein, and there are no promises, representations or inducements except such as are herein provided. This Lease shall inure to the benefit and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     30. FUELING AGREEMENT. The parties may concurrently herewith enter into a Fueling Agreement. Reference is hereby made to such agreement as same may be necessary to interpret any of the terms or obligations detailed herein.

     31. LESSOR'S CONSENT: Whenever, LESSOR's consent or approval is required under the terms of this Lease, such consent shall not be unreasonably withheld, denied, delayed or conditioned.

Hangar and Office Lease
Page 10

     EXECUTED by LESSOR this 22 day of DEC, 1998.

                                  AMR COMBS, INC.

                                  By: /s/ [Illegible]
                                      ---------------------
                                  Its: VP/General Manager
                                       --------------------

     EXECUTED by LESSEE this 22 day of DEC., 1998.

                                  Chautauqua Airlines
                                  ---------------------

                                  By: /s/ James Muroski
                                      -----------------
                                  Its: Vice President
                                       ----------------

Hangar and Office Lease
Page 11

[CHART]

Hangar and Office Lease
Page 12

EXHIBIT A-2

AMR Combs, Indianapolis Hangar #2.

196' long by 156' wide. 24' 3" door height not including tail door opening.

Airport security clearance and badges required on all persons present in the hangar. Security procedures required by local Airport Authority and FAA.

[CHART]

Hangar and Office Lease
Page 13

ADDEMDUM #1

Rent structure calculation

Hangar #2, floor and office space in EXHIBIT A-1. Exhibit A-1 includes floor space and offices inside hangar 2, with the exception of that space currently occupied by AMR Combs Properties Department.
27,518 SQ. FT. @ $7.50 per sq. ft. annually is $17,000.00 per month

Ramp Space shown on EXHIBIT A-1 Is the area outside the south end of hangar 2. 2,880 SQ. FT. @ $.50 per sq. ft. monthly is $1,400.00 per month EFFECTIVE
UPON OCCUPATION.

FUTURE SPACE AGREEMENT

AMR Combs, Indianapolis agrees to offer, to Chautauqua Airlines, Inc., first right of refusal on the space currently referred to as the AMR Combs Ground Maintenance Facility. This space is described as the garage area to the east and adjacent to hangar 2.

AMR Combs, Indianapolis will offer this space to Chautauqua Airlines, Inc.
at 1/2 the sq. ft. hangar 2 rate or $3.75 per sq. ft. annually. This space consists of 1,612 sq. ft, and would be leased at the rate of $503.00 per month.

AMR Combs, reserves the right to occupy this space until such time it is no longer needed through the completion of our new Ground Maintenance Facility. The completion date of this new facility has not yet been determined or implied herein.

When this space becomes available, AMR Combs will complete an addendum to this lease specifying the term and conditions under which to lease the garage area.

                               CONSENT TO SUBLEASE

Consent to Hangar and Office Lease by and between AMR Combs Indianapolis and Chautauqua Airlines executed December 22, 1998.

                              INDIANAPOLIS AIRPORT AUTHORITY

                              By /s/ Michael W. Wells
                                 ----------------------------------------
                                 Michael W. Wells, President

                              By /s/ Gordon St. Angelo
                                 ----------------------------------------
                                 Gordon St. Angelo, Vice President

                              By /s/ Gene P. Haflich
                                 ----------------------------------------
                                 Gene P. Haflich, Secretary

                              By /s/ H. Patrick Callahan
                                 ----------------------------------------
                                 H. Patrick Callahan, Member

                              By /s/ Richard L. Cunningham
                                 ----------------------------------------
                                 Richard L. Cunningham, Member

                              By [SEAL]
                                 ----------------------------------------
                                 Max L. Siegel, Member

                              By /s/ David E. Mansfield
                                 ----------------------------------------
                                 David E. Mansfield, Member